EXHIBIT 23.1

CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD

INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors

BMB Munai, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146831) of BMB Munai, Inc. of our “Reserve and Economics Evaluation” dated April 1, 2008 included in this Annual Report on Form 10-K for the year ended March 31, 2008.

/s/ Chapman Petroleum Engineering, Ltd.

Chapman Petroleum Engineering, Ltd.

Calgary, Alberta, Canada

June 16, 2008